Code of Ethics of

                        []   John Hancock Advisers, Inc.
                        []   each John Hancock fund
                        []   John Hancock Funds, Inc.
                     (together, called "John Hancock Funds")

                                  July 1, 2000

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1.   General Principles...........................................................................................2
2.   To Whom Does This Code Apply?................................................................................2
3.   Overview of Policies.........................................................................................3
4.   Policies Outside the Code of Ethics..........................................................................4
   >>   Company Conflict & Business Practice Policy...............................................................4
   >>   Inside Information Policy.................................................................................4
5.   Policies in the Code of Ethics...............................................................................5
   >>   Restriction on Gifts......................................................................................5
   >>   Preclearance of Securities Transactions...................................................................5
   >>   Ban on Short-Term Profits.................................................................................6
   >>   Ban on IPOs...............................................................................................6
   >>   Disclosure of Private Placement Conflicts.................................................................7
   >>   Seven Day Blackout Period.................................................................................7
6.   Reports and Other Disclosures Outside the Code of Ethics.....................................................8
   >>   Broker Letter/Duplicate Confirm Statements................................................................8
7.   Reports and Other Disclosures In the Code of Ethics..........................................................8
   >>   Initial Holdings Report and Annual Holdings Report........................................................8
   >>   Quarterly Transaction Reports.............................................................................9
   >>   Annual Certification......................................................................................9
8.   Limited Access Persons.......................................................................................9
9.   Subadvisers.................................................................................................10
10.  Reporting Violations........................................................................................10
11.  Interpretation and Enforcement..............................................................................10

Appendix A: Categories of Personnel..............................................................................12
Appendix B:  Preclearance Procedures.............................................................................13
Appendix C:  Limited Access Persons..............................................................................15
Appendix D:  Subadvisers........................................................................................16
Appendix E:  Administration and Recordkeeping....................................................................17

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


General Principles

Each person within the John Hancock Funds organization is responsible for maintaining the very highest ethical standards when conducting business. This means that:

o You have a duty at all times to place the interests of our clients first.

o All of your personal securities transactions must be conducted consistent with this code of ethics and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

o You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice (such as frontrunning) with respect to our clients' accounts.


1. To Whom Does This Code Apply?

This code of ethics applies to you if you are a director, officer or employee of John Hancock Advisers, Inc., John Hancock Funds, Inc. or a "John Hancock fund" (any fund or account advised by John Hancock Advisers, Inc.). It also applies to you if you are an employee of John Hancock Life Insurance Co. or its subsidiaries who participates in making recommendations for, or receives information about, portfolio trades of the John Hancock funds.

There are three main categories for persons covered by this code of ethics, taking into account their positions, duties and access to information regarding fund portfolio trades. You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify Bill Sylva, Director of Compliance.

The basic definitions of the three main categories, with examples, are provided below. The more detailed definitions of each category are attached as Appendix A.

---------------------------------------- -------------------------------------- --------------------------------------
     "Investment Access" person                  "Regular Access" person                  "Non-Access" person

                                                    A person who regularly
                                               obtains information regarding      A person who does not
                                                   fund portfolio trades.       regularly participate in a
  A person who regularly                                                       fund's investment process or
 participates in a fund's                examples:                             obtain information regarding
   investment process.                   ----------                               fund portfolio trades.
                                         o      personnel in Investment
examples:                                       Operations or Compliance
----------                                                                      examples:
o        portfolio managers              o      most Fund Financial             ---------
o        analysts                               Management personnel,             o  wholesalers
o        traders                                                                  o  inside wholesalers
                                         o      Technology Resources              o  certain administrative
                                                personnel with access to             personnel
                                                investment systems


                                         o      attorneys and some legal
                                                administration personnel

                                         o      investment administration
                                                personnel
---------------------------------------- -------------------------------------- --------------------------------------

2. Overview of Policies

Please refer to the following chart to determine which policies apply to your category. These policies are described in detail below.



---------------------------------------------------- ---------------------- ---------------------- ----------------------

                                                       Investment Access        Regular Access           Non-Access
                                                            Person                  Person                 Person
---------------------------------------------------- ---------------------- ---------------------- ----------------------
General principles                                            yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------

Policies outside the code

---------------------------------------------------- ---------------------- ---------------------- ----------------------
Conflict of interest policy                                   yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Inside information policy                                     yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------

Policies in the code

---------------------------------------------------- ---------------------- ---------------------- ----------------------
Restriction on gifts                                          yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Pre-clearance requirement                                     yes                    yes                  Limited
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Ban on short-term profits                                     yes                    no                     no
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Ban on IPOs                                                   yes                    no                     no
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Disclosure of private placement conflicts                     yes                    no                     no
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Seven day blackout period                                     yes                    no                     no
-------------------------------------------------------------- ------------ ---------------------- ----------------------

Reports and other disclosures outside the code

---------------------------------------------------- ---------------------- ---------------------- ----------------------
Broker letter/duplicate confirms                              yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------

Reports and other disclosures in the code

---------------------------------------------------- ---------------------- ---------------------- ----------------------
Annual recertification form                                   yes                    yes                    yes
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Initial/annual holdings reports                               yes                    yes                    no
---------------------------------------------------- ---------------------- ---------------------- ----------------------
Quarterly transaction reports                                 yes                    yes                    no
---------------------------------------------------- ---------------------- ---------------------- ----------------------

Policies Outside the Code of Ethics

John Hancock Funds has certain policies that are not part of the code of ethics, but are equally important. The two most important of these policies are (1) the Company Conflict and Business Practice Policy; and (2) the Inside Information Policy.

>>       Company Conflict & Business Practice Policy

                                                              --------------------------------------------------------
A conflict of interest occurs when your private  interests
interfere  or  could   potentially   interfere  with  your      Applies to:  Investment Access Persons
responsibilities  at work.  You must  not  place  yourself                   Regular Access Persons
or  the  company  in  a position of actual or potential                      Non-Access Persons
conflict.  The Conflict and Business Practice                 --------------------------------------------------------
Policy covers a number of important issues, such as:

o        outside activities (employment, directorships, volunteer work, etc.)
o        personal investments or business relationships
o        misuse of inside information
o        receiving or giving of gifts, entertainment or favors
o        misuse or misrepresentation of your corporate position
o        disclosure of confidential or proprietary information
o        antitrust activities
o        political campaign contributions and expenditures on public officials


>>       Inside Information Policy and Procedures

                                                              --------------------------------------------------------
The antifraud  provisions of the federal  securities  laws
generally   prohibit  persons  with  material   non-public      Applies to:   Investment Access Persons
information   from   trading  on  or   communicating   the                    Regular Access Persons
information  to others.  Sanctions for violations                             Non-Access Persons
can include civil injunctions,  permanent bars from the       --------------------------------------------------------
securities industry, civil penalties up to three times the profits made or losses avoided,  criminal fines and jail sentences.  While Investment  Access persons are most likely to come in contact with material non-public information, the rules (and sanctions) in this area apply to all John Hancock Funds personnel and extend to activities both related and unrelated to your job duties.

The Inside Information Policy and Procedures covers a number of important issues, such as:

o The misuse of material non-public information
o The information barrier procedure
o The "restricted list" and the "watch list"
o broker letters and duplicate confirmation statements (see section 5 of this code of ethics)

4. Policies in the Code of Ethics

>>       Restriction on Gifts

                                                              --------------------------------------------------------
You and your family cannot accept  preferential  treatment
or favors  from  securities  brokers  or  dealers or other      Applies to:    Investment Access Persons
organizations   with  which  John   Hancock   Funds  might                     Regular Access Persons
transact business.  For the protection of both you and John                    Non-Access Persons
Hancock Funds, the appearance of a possible conflict of       --------------------------------------------------------
interest must be avoided.  You should exercise caution in any  instance  in which business  travel and lodging are paid for by someone other than John  Hancock
Funds.  The purpose of this policy is to minimize  the basis for any charge that you used your John  Hancock  Funds  position to obtain for yourself  opportunities which otherwise would not be offered to you. Please see the Company Conflict and
Business Practice Policy's "Compensation and Gifts" section for additional details  regarding  restrictions on gifts and exceptions for "nominal value" gifts.


>>       Preclearance of Securities Transactions

                                                              --------------------------------------------------------
If you are an Investment  Access person or Regular  Access
person,   you  must  "preclear"  (i.e.:   receive  advance     Applies to:  Investment Access Persons
approval of) any  personal  securities  transactions.  The                  Regular Access Persons
preclearance  policy  applies to trades for your  personal
accounts,   those  of  a  spouse, "significant other," minor               Also, for a limited category of trades:
children or family members sharing your household, as well as              --------------------------
all  accounts  over  which  you  have  discretion  or  give                Non-Access Persons
advice or information.  Due to this preclearance requirement, --------------------------------------------------------
participation in investment clubs is prohibited.

The following securities are exempt from the preclear policy: (1) direct obligations of the U.S. Government, (2) shares of all open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

If you are a Non-Access person, you must preclear transactions in securities of any closed-end funds advised by John Hancock Advisers, Inc.

A Non-Access person is not required to preclear other trades. However, please keep in mind that a Non-Access person is required to report securities transactions after every trade (even those that are not required to be precleared) by submitting duplicate confirmation statements, as described in section 5 of this code of ethics.

The preclearance policy is designed to proactively identify possible "problem trades" that raise frontrunning or other conflict of interest concerns (example: when an Investment Access person trades a security on the same day as a John Hancock fund). Please keep in mind that even if you receive a preclearance, or are exempt from preclearing a securities transaction, you are still prohibited from engaging in any fraud or manipulative practice (such as frontrunning) with respect to a John Hancock fund.

You preclear a trade by following the steps outlined in the preclearance procedures, which are attached as Appendix B. Please note that:

o You may not trade until clearance is received.
o Clearance approval is valid only for the date granted.
o A separate procedure should be followed for requesting preclearance of a private placement or a derivative, as detailed in Appendix B. The Compliance Department must maintain a five-year record of all clearances of private placement purchases by Investment Access persons, and the reasons supporting the clearances.



>>       Ban on Short-Term Profits

                                                              --------------------------------------------------------
If you are an Investment Access person,  you cannot profit
from the purchase  and sale (or sale and  purchase) of the      Applies to:       Investment Access Persons
same  (or equivalent) securities within 60 calendar days.
The purpose of this policy is to address the risk, real       --------------------------------------------------------
or perceived,  of frontrunning or other abusive  practices  involving short-term  personal trading.  Any profits realized on short-term trades must be surrendered  by  check  payable  to John  Hancock  Advisers,  Inc.  and  will be contributed by John Hancock Advisers, Inc. to a charity.

This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. If you give away a security, it is considered a sale.

You may invest in derivatives or sell short provided the transaction period exceeds the 60-day holding period.

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or hardship reasons (such as unexpected medical expenses) by sending an e-mail to Bill Sylva, Director of Compliance.


>>       Ban on IPOs

                                                              --------------------------------------------------------
If you  are an  Investment  Access  person,  you  may  not
acquire  securities  in an initial  public  offering.  You      Applies to:       Investment Access Persons
may not purchase any newly issued securities until the next
business (trading) day after the offering date. This policy   --------------------------------------------------------
applies to trades for your  personal  accounts,  those of a spouse,
"significant other," minor children or family members sharing your household, as well  as all  accounts  over  which  you  have  discretion  or  give  advice  or information.

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the John Hancock funds was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; or (2) fixed rights offerings.


>>       Disclosure of Private Placement Conflicts

                                                              --------------------------------------------------------
If  you  are an  Investment  Access  person  and  you  own
securities  purchased  in a  private  placement,  you must      Applies to:       Investment Access Persons
disclose that holding when you participate in a decision
to purchase or sell that same issuer's securities for a       --------------------------------------------------------
John Hancock fund.  Private placements are securities exempt from SEC registration under section 4(2), section 4(6) or rules 504 -506 of the Securities Act of 1933.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer. This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.


>>       Seven Day Blackout Period

                                                              --------------------------------------------------------
If you are a portfolio  manager (or were identified to the
Compliance  Department  as part of a portfolio  management      Applies to: Investment Access Persons
team) you are prohibited  from buying or selling a security
within seven calendar days before and after that security     --------------------------------------------------------
is traded for a fund that you manage unless no conflict
of interest exists in relation to that security.

In addition, all investment access persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a John Hancock fund unless no conflict of interest exists in relation to that security. If a John Hancock fund trades in a security within seven calendar days before or after you trade in that security, you may be required to demonstrate that you did not know that the trade was being considered for that John Hancock fund.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades during a seven day blackout period must be surrendered by check payable to John Hancock Advisers, Inc. and will be contributed by John Hancock Advisers, Inc. to a charity.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.


5.       Reports and Other Disclosures Outside the Code of Ethics

>>       Broker Letter/Duplicate Confirm Statements

                                                              --------------------------------------------------------
As required by the Inside Information Policy, you must
inform your stockbroker that you are employed by an             Applies to:       Investment Access Persons
investment adviser or broker. Your broker is subject                              Regular Access Persons
to certain rules designed to prevent favoritism                                   Non-Access Persons
toward your accounts.  You may not accept negotiated          --------------------------------------------------------
commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.  When you open a brokerage account, before any trades are made, you must:

o notify Bill Sylva, Director of Compliance, so that the Compliance Department can send to the broker a letter notifying the broker of the requirement to send duplicate confirmation statements and certain other requirements.

o ensure that your broker sends duplicate confirmations and copies of all periodic statements on a timely basis to the Compliance Department, 4th Floor, 101 Huntington Ave., Boston, MA 02199.

These requirements apply to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.


6.       Reports and Other Disclosures In the Code of Ethics

>>       Initial Holdings Report and Annual Holdings Report

                                                              --------------------------------------------------------
You must file an initial  holdings report within 10 calendar
days  after  becoming  an  Investment  Access  person  or  a    Applies to:       Investment Access Persons
Regular  Access  person.   You  must  also  file  an  annual                      Regular Access Persons
holdings  report  (as of December  31st) within 30 calendar
days after the calendar  year end.  These reports must cover  --------------------------------------------------------
all holdings in your  personal  accounts,  those of a spouse, "significant other,"
minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.  You must report:

       o holdings of all securities except: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

       o all brokerage accounts that contain securities (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).



>>       Quarterly Transaction Reports

                                                              --------------------------------------------------------
You must file a  quarterly  transaction  report  within 10
calendar  days after the end of a calendar  quarter if you      Applies to:       Investment Access Persons
are  an  Investment  Access  person  or a  Regular  Access                        Regular Access Persons
person. This report must cover all transactions during
the past calendar quarter in your personal  accounts,  those  --------------------------------------------------------
of a spouse,  "significant  other," minor children or family members sharing your household,  as well as all accounts over which you have discretion or give advice or information.

You must report:

       o transactions in all securities except: (1) direct obligations of the U.S. Government, (2) open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

       o the opening of any brokerage account that contains securities (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).



>>       Annual Certification

                                                              --------------------------------------------------------
You  must  provide  an  annual  certification  at  a  date
designated  by the  Compliance  Department  that:  (1) you      Applies to:       Investment Access Persons
have  read  and  understood  this  code  of  ethics;   (2)                        Regular Access Persons
you recognize  that you are subject to its policies;                              Non-Access Persons
and (3) you have complied with its  requirements.  You        --------------------------------------------------------
are required to make this  certification  to demonstrate that you understand the importance of these policies and your  responsibilities under the Code.


7.       Limited Access Persons

There is an additional category of persons called "Limited Access" persons. This category consists only of directors of John Hancock Advisers, Inc. or the John Hancock funds who:

         (a) are not also officers of John Hancock Advisers, Inc.; and
         (b) do not ordinarily obtain information about fund portfolio trades.

A more detailed definition of Limited Access persons, and a list of the policies that apply to them, is attached as Appendix C.

8.       Subadvisers

A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics, as described in Appendix D.


9.       Reporting Violations

If you know of any violation of our code of ethics, you have a responsibility to immediately report it. You should also report any deviations from the controls and procedures that safeguard John Hancock Funds and the assets of our clients.

You can report confidentially to:

o        Bill Sylva, Director of Compliance (375-1798); or

o        Your manager or department head


10.      Interpretation and Enforcement

This code of ethics cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients. You should be responsive to the spirit and intent of this code of ethics as well as its specific provisions.

When any doubt exists regarding any code of ethics provision or whether a conflict of interest with clients might exist, you should discuss the transaction beforehand with the Director of Compliance, Bill Sylva, at 375-1798.

The code of ethics is designed to detect and prevent fraud against clients and fund investors, and to avoid the appearance of impropriety. If you feel inequitably burdened by any policy, you should feel free to contact the Director of Compliance (Bill Sylva) or the Ethics Committee. Exceptions may be granted where warranted by applicable facts and circumstances.

To provide assurance that policies are effective, the Compliance Department will monitor and check personal securities transaction reports and certifications against fund portfolio transactions. Other internal auditing procedures may be adopted from time to time. Additional administration and recordkeeping procedures are described in Appendix E.

The Director of Compliance will refer violations to the Ethics Committee of John Hancock Funds for review and appropriate action. The following factors will be considered when the Ethics Committee determines a fine or other disciplinary action:

o the person's position and function (senior personnel may be held to a higher standard);
o the amount of the trade;
o whether the funds or accounts hold the security and were trading the same day;
o whether the violation was by a family member.
o whether the person has had a prior violation and which policy was involved.
o whether the employee self-reported the violation.

You can request reconsideration of any disciplinary action by submitting a written request to the Ethics Committee.

No less frequently than annually, a written report of all material violations and sanctions, significant conflicts of interest and other related issues will be submitted to the boards of directors of the John Hancock funds for their review. Violations by NASD registered persons are reported to the NASD Compliance Officer at John Hancock Life Insurance Company. Sanctions for violations could include fines, limitation of personal trading activity, suspension or termination of the violator's position with John Hancock Funds and/or a report to the appropriate regulatory authority.

Appendix A: Categories of Personnel

You have been notified about which of these categories applies to you, based on the Compliance Department's understanding of your current role. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify Bill Sylva, Director of Compliance.

1) Investment Access person: You are an Investment Access person if you are an employee of John Hancock Advisers, Inc., a John Hancock fund, or John Hancock Life Insurance Company or its subsidiaries who, in connection with your regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a John Hancock fund.

      (examples: portfolio managers, analysts, traders)

2)   Regular Access person: You are a Regular Access person if:

       o You are an officer (vice president and higher) or director of John Hancock Advisers, Inc. or a John Hancock fund. (Some directors may be Limited Access persons--please see Appendix C for this definition.)

       o You are:

                  -an employee of John Hancock Advisers, Inc., a John Hancock fund or John Hancock Life Insurance Co. or its subsidiaries , or -a director, officer (vice president and higher) or employee of John Hancock Funds, Inc.

                  who: (i) in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a John Hancock fund; or (ii) your functions relate to the making of any recommendation to the fund regarding the purchase or sale of securities by a John Hancock fund.

         (examples: Investment Operations personnel, Compliance Department personnel, most Fund Financial Management personnel, investment administrative personnel, Technology Resources personnel with access to investment systems, attorneys and some legal administration personnel)

3) Non-Access person: You are a non-access person if you are an employee of John Hancock Advisers, Inc., John Hancock Funds, Inc. or a John Hancock fund who does not fit the definitions of any of the other three categories (Investment Access Person, Regular Access Person or Limited Access Person). To be a non-access person, you must not obtain information regarding the purchase or sale of securities by a John Hancock fund in connection with your regular functions or duties.

      (examples: wholesalers, inside wholesalers, certain administrative staff)

4)   Limited Access Person:  Please see Appendix C for this definition.

Appendix B: Preclearance Procedures



                                 CODE OF ETHICS
                            PRE-CLEARANCE PROCEDURES



You should read the Code of Ethics to determine whether you must obtain a preclearance before you enter into a securities transaction. If you are required to obtain a preclearance, you should follow the procedures detailed below.

1.  Pre-clearance for Public Securities:

A request to pre-clear should be entered into the pre-clear database on the day before the requested trade date.

The database is located in Microsoft Outlook under the Tools option, Preclear Personal Trades. It can be accessed by entering your social security number in the appropriate field. If Microsoft Outlook is unavailable, please contact the HELP Desk at 101 Huntington Avenue at (617) 375-4357 for assistance.

The following data must be entered:

|_|      name of security to trade
|_|      ticker symbol
|_|      cusip number (9 alpha-numeric characters)
|_|      trade type
|_|      purchase date (required when selling a security)
|_|      brokerage firm
|_|      brokerage account number

When you have entered all data, select SEND REQUEST which is located in the top right corner of the screen.

You will normally be notified by 11:00 A.M. Boston time on the requested trade date via Microsoft Outlook as to whether clearance has been granted.

If you have any questions or require assistance entering a trade, please call Mary Ellen Logee at (617) 375-4967 or Fred Spring at (617) 375-4987 in the Investment Compliance Department.

YOU MAY NOT TRADE UNTIL CLEARANCE IS RECEIVED. Clearance approval is valid only for the date granted.

2.  Pre-clearance Procedures for Derivatives, Futures, Options and Selling Short:

To request preclearance of short sales or transactions in futures, options and other derivatives, you must contact Bill Sylva via Microsoft Outlook (please "cc." Mary Ellen Logee on all such requests). The request must include:

|_|  the associate's name;
|_|  the associate's John Hancock Funds' company;
|_|  the date of request;
|_|  the complete name of the security;
|_| a description of the security including its relationship to an underlying common stock or stock index;
|_|  the duration or description of the contract or exercise  period;
|_| any potential conflict, present or future, with funds' trading activity and whether the security might be offered an inducement to later recommend publicly traded securities for any fund;
|_| the seller and whether or not the seller is one with whom the associate does business on a regular basis.

Clearance of such securities may be denied if the transaction could create the appearance of impropriety.


3.  Pre-clearance for Private Placements and Initial Public Offerings:

You may request a preclearance of private placement securities or an Initial Public Offering by contacting Bill Sylva via Microsoft Outlook (please "cc." Mary Ellen Logee on all such requests). Please keep in mind that the code of ethics prohibits Investment Access persons from purchasing securities in an initial public offering.

The request must include:

|_| the associate's name;
|_| the associate's John Hancock Funds' company;
|_| the complete name of the security;
|_| the seller and whether or not the seller is one with whom the associate does business on a regular basis;
|_| any potential conflict, present or future, with fund trading activity and whether the security might be offered as inducement to later recommend publicly traded securities for any fund; and
|_| the date of the request.

Clearance of private placements or initial public offerings may be denied if the transaction could create the appearance of impropriety. Clearance of initial public offerings will also be denied if the transaction is prohibited for a person due to his or her access category under the code of ethics.

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
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Appendix C: Limited Access Persons


You are a Limited Access person if you are a director of John Hancock Advisers, Inc. or a John Hancock fund and you meet the two following criteria:

      (a) you are not an officer of John Hancock Advisers, Inc.; and
      (b) you do not obtain information in the ordinary course of business regarding the purchase or sale of securities by a John Hancock fund.

(examples:  certain directors of John Hancock Advisers, Inc. or a John Hancock fund)

The following policies apply to your category. These policies are described in detail in the code of ethics.

o        Fundamental concept
o        Inside information policy and  procedures*
o        Broker letter/Duplicate Confirms*
o        Initial/annual holdings reports*
o        Quarterly transaction reports*
o        Annual recertification*


         *Exception: If you are an independent director of a John Hancock fund:
         -----------
o        you are exempt from the broker letter/duplicate confirms requirement
o        you are exempt from the inside information policy and  procedures
o        you do not have to file an initial holdings report.
o        you do not have to file an annual holdings report.
o you do not have to file a quarterly transaction report unless you knew (or should have known) that during the 15 calendar days before or after you trade a security, either:

             (i) a John Hancock fund purchased or sold the same security, or

             (ii) a John Hancock fund or John Hancock Advisers, Inc. considered purchasing or selling the same security.

             This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. If this situation occurs, it is your responsibility to contact Bill Sylva, Director of Compliance, at
             (617) 375-1798 and he will assist you with the requirements of the quarterly transaction report.

Appendix D:  Subadvisers


A subadviser to a John Hancock fund has a number of responsibilities under this code of ethics. If John Hancock Advisers, Inc. determines that a subadviser has failed to comply with the provisions of Rule 17j-1, John Hancock Advisers, Inc. may deem the subadviser's directors, officers or employees to be subject to this code of ethics.

>>       Approval of Code of Ethics

Each subadviser to a John Hancock fund must provide a copy of its code of ethics to the trustees of the relevant John Hancock funds for approval initially and within 60 calendar days of any material amendment. The trustees will give their approval if they determine that the code:

o contains provisions reasonably necessary to prevent the subadviser's Access Persons (as defined in Rule 17j-1) from engaging in any conduct prohibited by Rule 17j-1;
o requires the subadviser's Access Persons to make reports to at least the extent required in Rule 17j-1(d);
o requires the subadviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3));
o provides for notification of the subadviser's Access Persons in accordance with Rule 17j-1(d)(4); and
o requires the subadviser's Access Persons who are Investment Personnel t obtain the pre-clearances required by Rule 17j-1(e);

>>       Reports and Certifications

Each subadviser must provide an annual report and certification to John Hancock Advisers, Inc. and the fund's trustees in accordance with Rule 17j-1(c)(2)(ii). The subadviser must also provide other reports or information that John Hancock Advisers, Inc. may reasonably request.

>>       Recordkeeping Requirements

The subadviser must maintain all records for its Access Persons as required by Rule 17j-1(f).



Appendix E:  Administration and Recordkeeping


>>       Adoption and Approval

The trustees of a John Hancock fund must approve the code of ethics of an adviser, subadviser or principal underwriter before initially retaining its services.

Any  material  change to a code of ethics of a John Hancock  fund,  John Hancock
Funds, Inc., John Hancock Advisers, Inc. or a subadviser to a fund must be approved by the trustees of the John Hancock fund, including a majority of trustees who are not interested persons, no later than six months after adoption of the material change.


>>       Administration

No less frequently than annually, John Hancock Funds, Inc., John Hancock
Advisers, Inc., each subadviser and each John Hancock fund will furnish to the trustees of each John Hancock fund a written report that:

       o describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, and

       o certifies that each entity has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.


>>       Recordkeeping

The Compliance Department will maintain:

o      a copy of the current code of ethics for John Hancock Funds, Inc., John
       Hancock Advisers, Inc., and each John Hancock fund, and a copy of each code of ethics in effect at any time within the past five years.
o a record of any violation of the code of ethics, and of any action taken as a result of the violation, for six years.
o a copy of each report made by an Access person under the code of ethics, for six years (the first two years in a readily accessible place).
o a record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics. This record will also indicate who was responsible for reviewing these reports.
o a copy of each code of ethics report to the trustees, for six years (the first two years in a readily accessible place).
o a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Investment Access person of initial public offering securities or private placement securities, for six years.

s:\corporate secretary\compliance 2000\code of ethics2000



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